                                                                   Exhibit 10.17

                               SUBLEASE AGREEMENT
                               ------------------

     THIS SUBLEASE AGREEMENT (sometimes hereinafter referred to as the
"Sublease") is made and entered into as of the     day of May, 2001, by and
 --------                                      ---
between CELLIT, INC., a Florida corporation (hereinafter called "Sublandlord"),
                                                                 -----------
whose address for purposes hereof is Westside Plaza II, 8300 N.W. 33(rd) Street, Suite 200, Miami, Florida 33166 and VELOCITEL, INC., a Delaware corporation whose address for purposes hereof is 8300 N.W. 33(rd) Street, Suite 300, Miami, Florida 33166 (hereinafter called "Subtenant").
                                   ---------

                                   WITNESSETH
                                   ----------

     WHEREAS, by Lease Agreement entered into February 23, 1999 between Sublandlord and Codina West Dade Development Corp., No. 4, a Florida corporation ("Prior Landlord"), as assigned by Prior Landlord to the Prudential Insurance
  --------------
Company of America (the "Master Landlord"), and as amended by (a) First
                         ---------------
Amendment to Lease Agreement dated as of March 30, 2000 between Master Landlord and Sublandlord, (b) Second Amendment to Lease Agreement retroactively effective as of March 30, 2000 between Master Landlord and Sublandlord and (c) Third Amendment to Lease Agreement dated as of May 26, 2000 between Master Landlord and Sublandlord (collectively, the "Master Lease"), Sublandlord leases from
                                    ------------
Master Landlord approximately 43,716 square feet of rentable area on the 2(nd) and 3(rd) floors (the "Master Lease Premises") in the building known as Westside
                       ---------------------
Plaza II, located at 8300 N.W. 33(rd) Street, Suite 2000, Miami, Florida 33166 (the "Building"); and
      --------

     WHEREAS, Subtenant desires to sublease a portion of the Master Lease Premises from Sublandlord.

     NOW, THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration and of the mutual agreements hereinafter set forth, Sublandlord and Subtenant stipulate, covenant and agree as follows:

     1. Capitalized Terms. Except as otherwise defined herein, all capitalized
        -----------------
terms shall have the same meaning as ascribed to such terms in the Master Lease. A true and correct copy of the Master Lease is attached hereto as Exhibit "A"
                                                                  ----------
and made a part hereof by this reference.

     2. Sublease Premises. Subject to and upon the terms and conditions
        -----------------
hereinafter set forth, Sublandlord does hereby sublease to Subtenant a portion of the Master Lease Premises consisting of 8,200 square feet of rentable area (the "Sublease Premises") Suite 300, located on the third floor of the Building
      -----------------
and as depicted in red on Exhibit "B" attached hereto and made a part hereof by
                          ----------
this reference. Subtenant acknowledges and agrees that it has inspected and measured the Sublease Premises and agrees that for all purposes under this Sublease that the Sublease Premises contains 8,200 rentable square feet. Sublandlord makes no representations or warranties as to the size of the Sublease Premises.

     3. Term. The term of this Sublease (the "Term") shall commence (the
        ----                                  ----
"Commencement Date") on the date hereof and shall end on the earlier of (a)
 -----------------
December 30,

2004 or (b) the date on which the Master Lease expires or terminates, unless sooner terminated or extended as provided herein.

     4. Rent.
        ----

          a. Subtenant agrees to pay to Sublandlord base rent for each year of the Term as follows (herein called the "Base Rent"):
                                        ---------

Year of Term    Annual Base Rent   Monthly Base Rent   Per Rentable Square Foot
-------------   ----------------   -----------------   ------------------------
1 to 6 month          68,250             11,375                  21.00
7 to 12 month         86,100             14,350                  21.00
      2              176,300             14,692                  21.50
      3              180,400             15,033                  22.00
      4              184,500             15,375                  22.50

Provided Subtenant does not commit a default under this Sublease, Base Rent for the first six (6) months of the Term shall be calculated based only on 6,500 rentable square feet, so that the monthly Base Rent for each of the first six
(6) months of the Term shall be $11,375 plus applicable sales tax. Further, to accommodate Subtenant's move-in and phone and data hookup, Sublandlord agrees that Base Rent for the first 45 days of the Term shall be abated and shall not be due and payable. Base Rent is payable in advance in equal monthly installments, without any offset or deduction whatsoever, in lawful money (legal tender for public or private debts) of the United States of America, at Sublandlord's address as stated above, or elsewhere as designated from time to time by Sublandlord's written notice to Subtenant, on the first day of each month beginning with the calendar month in which the Commencement Date occurs. If the Commencement Date occurs on any day of the month except the first day, Subtenant shall pay the monthly installment of Base Rent as provided for in this
Section 4.a for such commencement month on a pro rata basis (such proration to be based on the actual number of days in the commencement month). Base Rent for any partial month of occupancy at the end of the term will be prorated, such proration to be based on the actual number of days in the partial month. Upon due date, Subtenant shall deliver to Sublandlord the first month's rent, including sales tax, in the total amount of $12,114.38 which Sublandlord shall apply to the first month Base Rent is due hereunder.

          b. In addition to the Base Rent, Subtenant shall pay to Sublandlord additional rent (herein called "Additional Rent") (the Base Rent and Additional
                                ---------------
Rent, together with all other charges and other sums due from Subtenant to Sublandlord hereunder, are herein collectively referred to as the "Rent"),
                                                                   ----
consisting of the following:

               i) an amount equal to a proportionate share of the increases in Operating Expenses over those for the base year of 2001. Operating Expenses shall be calculated in accordance with the terms of the Master Lease and shall be due and payable to Sublandlord on those dates due and payable by Sublandlord to Master Landlord under the terms of the Master Lease. Sublandlord shall provide Subtenant with copies of all notices and calculations it actually receives from Master Landlord with respect to Operating Expenses. Subtenant's proportionate share of increases in Operating Expenses shall be determined by dividing the rentable square footage of the Sublease Premises (8,200) by the rentable square footage of the Building as determined by Master Landlord from time to time. Subtenant's obligation to pay its proportionate share of Operating Expenses and Real Estate Taxes shall survive any expiration or termination of this Sublease;

               ii) all such other sums of money which shall become due from and payable by Subtenant under this Sublease. Any such amount (including any expenditure made by Sublandlord for which Subtenant is liable under this Sublease) shall be due and payable by Subtenant with the succeeding installment of Base Rent (unless some other date is expressly provided herein for payment of such amount).

          c. If Sublandlord shall at any time or times accept Rent after it shall become due and payable, such acceptance shall not constitute a waiver of any of Sublandlord's rights hereunder or excuse such delay or delays on subsequent occasions.

          d. Subtenant shall pay to Sublandlord each month a sum equal to any sales tax, tax on rents, and any other charges, taxes and/or impositions now in existence or subsequently imposed based upon the privilege of renting the space leased under this Sublease or upon the amount of Rent collected whether such taxes, charges or impositions are assessed on Rent or any other sums due or payable pursuant to this Sublease. Subtenant's liability for such taxes and/or impositions shall be payable whether assessed at the time Rent is paid or retroactively and shall survive any expiration or termination of this Sublease. Nothing herein shall, however, be taken to require Subtenant to pay any part of any federal or state tax on income imposed upon Sublandlord.

     5. Condition of Sublease Premises. Subtenant acknowledges and agrees that
        ------------------------------
Subtenant accepts the Sublease Premises in "AS IS" condition. Subtenant hereby waives any and all rights it may have against the Sublandlord as a result of any defect within the Sublease Premises.

     6. Furnishings. Sublandlord shall provide Subtenant during the term of this
        -----------
Sublease with those items of furnishings described on Exhibit "C" attached
                                                      ----------
hereto and by this reference made a part hereof (collectively referred to herein as the "Furnishings"). Subtenant acknowledges and agrees that Subtenant accepts
        -----------
the Furnishings in "AS IS" condition. Subtenant shall maintain the Furnishings in their current condition, normal wear and tear excepted. The Furnishings shall remain the property of Sublandlord and shall at all times during and after the term of this Sublease remain on the Sublease Premises.

     7. Security Deposit. Concurrently with the execution of this Sublease by
        ----------------
Subtenant, Subtenant has deposited with Sublandlord the sum of $34,125.00, the receipt of which is hereby acknowledged by Sublandlord. Within ten (10) business days of the commencement of the seventh month of the Term, Subtenant shall deposit with Sublandlord an additional $8,925.00, thereby providing a total security deposit of $43,050.00. Failure of Subtenant to timely deliver such additional sum of $8,925.00 shall, without notice or grace, be an immediate default hereunder. Such initial sum of $34,125.00 and the additional sum of $8,925.00 are collectively referred to as the "Security Deposit." This sum shall
                                               ----------------
be retained by Sublandlord as security for the payment by Subtenant of the Rents and all other payments agreed in this Sublease to be paid by Subtenant and for the faithful performance by Subtenant of the terms, provisions, covenants and conditions of this Sublease. Sublandlord at Sublandlord's option may at the time of any default by Subtenant apply said sum or any part of it towards the payment of the Rent and towards the performance of each and every one of Subtenant's covenants under this Sublease, and for any sum which Sublandlord may spend or be required to spend because of Subtenant's default, including any damages or deficiency in reletting, but such covenant and Subtenant's liability under this Sublease shall thereby be discharged only pro tanto; Subtenant shall remain liable for any amounts that such sum shall be insufficient to pay. Sublandlord may exhaust any or all rights and remedies against Subtenant before resorting to said sum, but nothing in this Sublease shall require or be deemed to require Sublandlord to do so. If Sublandlord applies all or part of the Security Deposit as provided in this paragraph, Subtenant shall, promptly upon demand of Sublandlord, deposit with Sublandlord the amount so applied so that Sublandlord shall have the full Security Deposit on hand at all times during the term. In the event this Security Deposit shall not be utilized for any such purpose, then, provided Subtenant has fully performed under this Sublease and has vacated the Sublease Premises and surrendered all keys to the Sublease Premises, but not if Sublandlord has terminated this Sublease due to Subtenant's default under any provision of this Sublease, it shall be returned by Sublandlord to Subtenant within thirty (30) days after the expiration of the term or the determination and payment of all amounts due under this Sublease, if any, whichever occurs later. Sublandlord will not be required to pay Subtenant any interest on the Security Deposit and Sublandlord may commingle the Security Deposit with its own funds.

     8. Assignment by Subtenant. The Subtenant may not assign, transfer or
        -----------------------
pledge this Sublease or sublet the Sublease Premises unless the prior written consent of the Sublandlord is first obtained, which consent may be withheld in Sublandlord's sole and absolute discretion.

     9. Parking. Subtenant acknowledges and agrees that no parking is available
        -------
for the Sublease Premises and that Sublandlord shall have no obligation to provide any parking to Subtenant of any nature whatsoever. Notwithstanding the foregoing, Sublandlord agrees to make available to Subtenant up to five (5) parking spaces per 1,000 rentable square feet of the Sublease Premises, not to exceed an aggregate of forty (40) parking spaces, to the extent Sublandlord is provided at least five (5) parking spaces per 1,000 rentable square feet for the Master Lease Premises. Any parking spaces provided to Subtenant shall be unreserved, and Subtenant's use of such parking spaces is subject to the rights of Master Landlord as provided in Section 34 of the Master Lease.

     10. Master Lease.
         ------------

          a. The parties agree that this Sublease is conditioned upon the approval of the Master Landlord. The Subtenant agrees that it shall comply, without delay, with all requirements of the Master Landlord with respect to its consent to this Sublease. This Sublease is subject and subordinate to all of the terms of the Master Lease with the same force and effect as if fully set forth herein at length, excepting only as otherwise specifically provided herein. All of the terms with which Sublandlord is bound to comply under the Master Lease shall, to the extent only that they apply to the Sublease Premises and except as otherwise provided herein, be binding upon Subtenant, and all of the obligations of the Master Landlord set forth in the Master Lease shall, to the extent that they apply to the Sublease Premises and except as otherwise provided herein, inure to Subtenant's benefit. It is the intention of the parties that, except as otherwise provided in this Sublease, the relationship between Sublandlord and Subtenant shall be governed by the language of the various articles of the Master Lease as if they were set forth in this Sublease in full, and the words "Landlord," "Tenant," "Lease" and "Premises" as used in the

Master Lease, shall read respectively, "Sublandlord," "Subtenant," "Sublease" and "Sublease Premises."

          b. For the purposes of this Sublease, the following provisions of the Master Lease are hereby deleted or modified as follows:

               (i) the Basic Lease Provisions are deleted;

               (ii) Articles 1, 2, 3 and 4 are deleted;

               (iii) Article 10 is deleted;

               (iv) the clause "Except as described in Section 10 above," on the first line of Article 11 is deleted. The clause "provided, however, that in the event Landlord or an affiliate of Landlord is retained to complete the Tenant Improvements, then Landlord shall be liable for any damage or injury to all or any part of the Building caused by Landlord or its affiliate during installation of the Tenant Improvements" in Article 11 is deleted;

               (v) Articles 12, 13 and 15 are deleted;

               (vi) the last sentence of Article 15 is deleted;

               (vii) Articles 16, 19, 20, 22(e), 25, 28, 29, 34, 35, 44, 45, 53,
54, and 57-60 are deleted;

               (viii) All exhibits are deleted;

               (ix) the First Amendment is deleted;

               (x) the Second Amendment is deleted; and

               (xi) the Third Amendment is deleted.

          c. Subtenant covenants and agrees that Subtenant shall not do or suffer or permit anything to be done which would constitute a default under the Master Lease or would cause the Master Lease to be canceled, terminated or forfeited by virtue of any rights of cancellation, termination, or forfeiture reserved or vested in the Master Landlord under the Master Lease, and that Subtenant will indemnify and hold harmless Sublandlord from and defend Sublandlord against all claims, liabilities, losses and damage of any kind whatsoever that Sublandlord may incur by reason of, resulting from or arising out of any such default, cancellation, termination or forfeiture.

     11. Master Landlord's Responsibilities. Subtenant recognizes that
         ----------------------------------
Sublandlord is not in a position to furnish the services set forth in the Master Lease or to perform certain other obligations which are not within the control of Sublandlord, such as, without limitation, maintenance, repairs and replacements to the Building and Sublease Premises, compliance with laws, and restoration of the Sublease Premises and/or Building after casualty or condemnation. Therefore, notwithstanding anything to the contrary contained in this Sublease, Subtenant agrees that Subtenant shall look solely to the Master Landlord to furnish all services and to perform all obligations agreed upon to be furnished and performed by the Master Landlord under the Master

Lease. Sublandlord shall not be liable to Subtenant or be deemed in default hereunder for failure of the Master Landlord to furnish or perform the same. Without limiting the generality of the foregoing, Subtenant shall not be entitled by reason of the interruption, stoppage or suspension of any of the Building systems or services for any reason whatsoever to claim any actual or constructive eviction either in whole or in part nor to any other diminution or abatement of Rent (except and only to the extent Sublandlord actually receives an abatement of Rent with respect to the Sublease Premises pursuant to Article 28 of the Master Lease) or other compensation nor shall this Sublease or any of the obligations of the Subtenant be affected or reduced.

     12. Condemnation; Damage by Fire or Other Casualty.
         ----------------------------------------------

          a. In the event of any taking by eminent domain or damage by fire or other casualty to the Sublease Premises, thereby rendering the Sublease Premises wholly or partially untenantable, Subtenant shall acquiesce in and be bound by any action taken pursuant to the terms of the Master Lease or other agreement entered into between Sublandlord and the Master Landlord with respect thereto; and if, by application of the provisions of the Master Lease or separate agreement between the Master Landlord and Sublandlord, the Master Lease is terminated, this Sublease shall likewise terminate. If, however, the Master Lease remains in effect, this Sublease shall remain in effect except that the Base Rent and Additional Rent shall be abated proportionately during the period of time that the Sublease Premises are wholly or partially untenantable, provided however, that such abatement shall in no event exceed the abatement granted to Sublandlord under the Master Lease for the Sublease Premises and provided further, that no compensation or claim or reduction will be allowed or paid by Sublandlord by reason of inconvenience, annoyance or injury to Subtenant's business arising from the necessity of effecting repairs to the Sublease Premises or any portion of the Building, regardless of whether or not such repairs are required by operation of any provision of the Master Lease.

          b. Without limiting the generality of Section 11 of this Sublease, Subtenant acknowledges that Sublandlord shall have no obligation to repair or restore the Sublease Premises in case of damage by fire or other casualty or to restore any uncondemned portion in the case of a taking by or as a result of the exercise of the power of eminent domain, and any repair or restoration of the Sublease Premises shall only be as provided by the Master Landlord pursuant to the Master Lease.

     13. Signage. Subtenant shall, at Subtenant's sole cost and expense and to
         -------
the extent made available by Master Landlord, arrange with Master Landlord for Building standard suite signage and Building standard lobby directory signage, the location and design of which shall be subject to Master Landlord's prior written consent and Sublandlord's prior written consent which shall not be unreasonably withheld. Subtenant shall be entitled to no other signage rights.

     14. Alterations. Subtenant shall not make or allow to be made any
         -----------
alterations, physical additions or improvements in or to the Sublease Premises without first obtaining in writing Sublandlord's written consent for each such alteration or addition, which consent may be granted or withheld in the sole discretion of Sublandlord.

     15. Right of Entry. Sublandlord shall have the right to enter onto the
         --------------
Sublease Premises for purposes of inspection and, at Sublandlord's sole option, correct any defect and/or perform any repair obligation that is the obligation of Subtenant. Any repair by Sublandlord shall not cure any default of Subtenant.

     16. Notices. All notices, offers, acceptances, rejections, consents,
         -------
requests and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered in person, or (b) when sent by telecopier, telex or other telegraphic means (with receipt confirmed), or (c) on receipt after being sent by express mail or delivery service guaranteeing overnight delivery, provided that in each of (a), (b) and (c) a copy is mailed by first class registered or certified mail, postage prepaid, return receipt requested, in each case addressed to the parties at the addresses set forth in the first paragraph of this Sublease, or to such other person or address as any such party shall furnish by notice to the other parties in writing. Notices need not be given or made by an officer of either party but shall be deemed sufficiently given if made by the counsel of such party, and all of such notices shall be deemed in compliance hereof provided only that they be given in the manner specified herein.

     17. Brokers. The parties each represent and warrant to the other that the
         -------
only real estate brokers, salesmen or finders involved in this transaction are Cushman & Wakefield of Florida, Inc. and Courvoisier Realty, to whom Sublandlord shall pay a brokerage commission pursuant to a separate agreement. If a claim for brokerage in connection with the transaction is made by any other broker, salesman or finder claiming to have dealt through or on behalf of one of the parties hereto (the "Indemnitor"), said Indemnitor shall indemnify, defend and
                     ----------
hold the other party hereunder, and such other parties' officers, directors, agents and representatives (collectively, the "Indemnitees") harmless from all
                                               -----------
liabilities, damages, claims, costs, fees and expenses whatsoever (including reasonable attorney's fees and court costs through the trial and appellate level) with respect to said claim for brokerage. The provisions of this Section shall survive any cancellation or termination of this Sublease.

     18. Radon Gas. Radon is a naturally occurring radioactive gas that, when it
         ---------
has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

     19. Sublandlord's Right to Perform for Subtenant's Account. If Subtenant
         ------------------------------------------------------
fails to observe or perform any term or condition of this Sublease as and when required hereunder after giving effect to any applicable grace periods, if any, applicable thereto, then Sublandlord may immediately or at any time thereafter perform the same for the account of Subtenant. If Sublandlord makes any expenditure or incurs any obligation for the payment of money in connection with such performance for Subtenant's account (including reasonable attorneys' fees and costs in instituting, prosecuting and/or defending any action or proceeding through appeal), the reasonable sums paid or obligations incurred, with interest thereon at the highest lawful rate, shall be paid by Subtenant to Sublandlord within five (5) days after rendition of a bill or statement to Subtenant.

     20. Severability. If any term, provisions, covenant, or condition of
         ------------
this Sublease, or the application thereof to any person of circumstance, shall, to any extent be invalid or unenforceable, the remainder of this Sublease, or the application of such term, provision, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, provision, covenant or condition of this Sublease shall be valid and be enforceable to the fullest extent permitted by law. This Sublease shall be construed in accordance with the laws of the State of Florida without regard to principles of conflicts of law.

     21. Time. It is understood and agreed between the parties hereto that time
         ----
is of the essence of all the terms, provisions, covenants, and conditions of this Sublease.

     22. Definitions and Paragraph Headings. The terms Sublandlord, Master
         ----------------------------------
Landlord and Subtenant as herein contained shall include singular and/or plural, masculine, feminine, and/or neuter, heirs, successors, executors, administrators, personal, representatives and/or assigns wherever the context so requires or admits. The terms, provisions, covenants, and conditions of this Sublease are expressed in the total language of this Sublease and the paragraph headings are solely for the convenience of the reader and are not intended to be all inclusive.

     23. Entire Agreement. This Sublease contains the entire agreement between
         ----------------
the parties hereto and all previous negotiations leading thereto, and it may be modified only by an agreement in writing signed by Sublandlord and Subtenant. No surrender of the Sublease Premises, or of the remainder of the terms of this Sublease shall be valid unless accepted by Sublandlord in writing. Subtenant acknowledges and agrees that Subtenant has not relied upon any statement, representation, prior written, or prior or contemporaneous oral promises, agreements or warranties, except such as are expressed herein.

     24. No Recording. Subtenant shall not record this Sublease nor a memorandum
         ------------
of this Sublease in any public records, including without limitation, the Public Records of Miami-Dade County, Florida.

     25. Counterparts. This Sublease may be executed in one or more
         ------------
counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

     26. Master Landlord's Approval. This Sublease is conditioned upon the
         --------------------------
consent hereto by Master Landlord. Subtenant shall be responsible for payment of any and all reasonable fees and/or costs of Master Landlord which Sublandlord may be obligated to pay under the terms of the Master Lease. In the event Master Landlord fails to consent to this Sublease on or prior to the date that is ten
(10) days after the date of this Sublease, then Sublandlord shall return the Security Deposit plus first month's Base Rent to Subtenant, and thereafter this Sublease shall be null and void.

     IN WITNESS WHEREOF, the parties hereto have signed, sealed and delivered this Sublease on the day and year first above written.

WITNESSES:                               SUBLANDLORD:


/s/ illegible                            CELLIT, INC., a Florida corporation
-----------------------------


                                         By: /s/ illegible
-----------------------------                ---------------------------------
                                         Title: CFO

                                                  [CORPORATE SEAL]


                                         SUBTENANT:


                                         VELOCITEL, INC., a Delaware corporation
-----------------------------


/s/ illegible                            By: /s/ illegible
-----------------------------                ---------------------------------
                                         Title: illegible

                                                  [CORPORATE SEAL]

                                   EXHIBIT "A"
                                   -----------

                                  Master Lease
                                  ------------

                                   EXHIBIT "B"
                                   -----------

                         Depiction of Sublease Premises
                         ------------------------------

                                    [GRAPHIC]

                                   EXHIBIT "C"
                                   -----------

                                   Furnishings
                                   -----------

                            FURNITURE LIST - SUBLEASE
                            -------------------------

14 Sets of Office Furniture. Each Set includes the following:

     1 Bow Front Desk with 2 Drawers

     1 Bride

     1 Rectangular Surface

     2 Drawer Lateral File

     1 Book Case

1 Conference Table

20 Cubicle Spaces. Each Cubicle includes the following:

     1 Three-Drawer Unit

     1 Two-Drawer Unit

     1 Two-Overhead Bin Unit

2 Cubicle Work Spaces. Each containing the following:

     2 Work Tables

                               CONSENT TO SUBLEASE
                               -------------------

     This Consent to Sublease (this "Agreement") is executed as of March 14th,
                                     ---------
2001 between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Landlord"), CELLIT, INC., a Florida corporation ("Tenant"), and
              --------                                          ------
VELOClTEL, INC., a Delaware corporation ("Subtenant").
                                          ---------

                                    RECITALS:

     A. Tenant and Landlord entered into the Lease Agreement dated as of February 23, 1999, as amended by that certain First Amendment to Lease Agreement dated as of March 30, 2000, as amended by that certain Second Amendment to Lease Agreement dated as of May 26, 2000, and as amended by that certain Third Amendment to Lease Agreement dated as of May 26, 2000 (as so amended, the "Lease"), under which Landlord is leasing to Tenant therein described space
 -----
comprising 43,716 square feet office building commonly known as Westside Plaza II, located at 8300 N.W. 33(rd) Street, Miami, Florida 33122. Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

     B. Tenant desires to sublet approximately 8,200 square feet as more particularly described in Exhibit A hereto (the "Subleased Premises") to
                          ---------              ------------------
Subtenant, and Subtenant desires to assume all of Tenant's obligations under the Lease, subject to the terms and conditions contained herein.

                                   AGREEMENTS:

     For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Consent. Subject to the terms and conditions contained in this
        -------
Agreement, Landlord hereby consents to the subletting by Tenant of the Subleased Premises to Subtenant pursuant to the Sublease Agreement between Tenant and Subtenant, the exact form of which is attached hereto as Exhibit B (the
                                                         ---------
"Sublease"). Landlord's consent contained herein shall not waive its rights as
 --------
to any subsequent assignment, sublease or other transfer. This Consent is a consent only to the subletting itself and the occupancy of the Subleased Premises by the Subtenant and shall not be deemed a consent to any other provisions contained in the Sublease.

     2. Assumption of Liabilities. Tenant and Subtenant shall be jointly and
        -------------------------
severally liable to Landlord for all of the obligations of the "Tenant" under
                                                                ------
the Lease, including, without limitation, Tenant's indemnification obligations, and Landlord may enforce the same directly against Subtenant; however, Subtenant shall be liable to Landlord only for the amount of rent (including any pass-through expenses) agreed to be paid by Subtenant under the terms of the Sublease.

     3. No Obligations Created. Each of the parties to this Agreement agree and
        ----------------------
acknowledge that Landlord shall have no obligation or liability under the terms of the Sublease. Without limiting the generality of the foregoing, Landlord shall have no liability (and shall not be bound by) any modifications, deletions or waivers of any provision of the Lease as embodied in the Sublease or any other agreement between Tenant and Subtenant. Additionally, Landlord shall have no obligation to give notice of any default under the Lease except to Tenant (and only to the extent required under the Lease) and shall have no obligation to deal with any party other than Tenant with respect to the Lease or the Subleased Premises. Nothing in this Agreement or otherwise shall create privity of estate between Landlord and Subtenant, and Subtenant irrevocably waives any claims based on, or alleged to have arisen from, such an estate. Subtenant hereby releases, acquits and forever discharges Landlord and its agents, employees, officers, directors, partners and affiliates from any and all claims, liabilities and obligations arising out of or in any way related to the Sublease which Subtenant or any party claiming by, through or under Subtenant now has or may ever have in the future against Landlord or any of such other parties. Subtenant acknowledges that Landlord would not have entered this Agreement without such release.

     4. Indemnification. To the fullest extent allowed by law, Subtenant shall
        ---------------
indemnify, defend and hold harmless Landlord from and against any and all loss, liability, attorneys' fees, expenses and claims arising out of any injury to person or damage to property on or about the Subleased Premises caused by any act or omission of Subtenant, its agents, servants, contractors, employees or invitees.

     5. Condition of Subleased Premises. Landlord makes no representations or
        -------------------------------
warranties, express or implied, concerning the condition of the Subleased Premises and Subtenant accepts the Subleased Premises in their "as-is" condition as of the date hereof.

     6. Subordination. The Sublease shall in all respects be subject and
        -------------
subordinate to the Lease and to all modifications, amendments and extensions thereof, and any term, condition or provision contained in the Sublease in conflict with the Lease shall be null and void as to Landlord (although effective between Tenant and Subtenant) notwithstanding Landlord's consent to the subletting. Subject to Landlord's rights in Paragraph 13 below, any termination of the Lease shall result in a termination of the Sublease.

     7. Brokerage. Neither Tenant nor Subtenant has dealt with any broker or
        ---------
agent in connection with the negotiation or execution of this lease, other than Cushman & Wakefield of Florida, Inc. Courvoisier Realty, whose commission shall be paid by Tenant pursuant to a separate written agreement. In no event shall Landlord be liable for any leasing or brokerage commission with respect to the negotiation and execution of the Sublease or this Agreement. Tenant and Subtenant shall each jointly and severally indemnify, defend and hold Landlord harmless from and against all costs, expenses, attorneys' fees and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through or under the indemnifying party with respect to the Sublease or this Agreement.

     8. Notices. All notices and other communications given pursuant to the
        -------
Lease and this Agreement shall be in writing and shall be (a) mailed by first class, United States mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address listed below, (b) hand delivered to the intended addressee, or (c) sent by prepaid telegram, cable, facsimile transmission, or telex followed by a confirmatory letter. Notice sent by certified mail, postage prepaid, shall be effective three business days after being deposited in the United States mail; all other notices shall be effective upon delivery to the address of the addressee. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision. Without limiting the provisions of Section 3 hereof, the addressees for notice set forth below shall supersede and replace any addresses for notice set forth in the Lease.

Landlord's Notice Address:          The Prudential Insurance Company of America
                                    Two Ravinia Drive, Suite 1400
                                    Atlanta, Georgia 30346-2116
                                    Attention: PRlSA Asset Manager

With a copy to:                     Codina Real Estate Management, Inc.
                                    8323 N.W. 12(th) Street, Suite 115
                                    Miami, Florida 33126

Tenant's Notice Address:            Cellit, Inc.
                                    8300 N.W.33(rd) Street, Suite 200
                                    Miami,Florida 33166

Subtenant's Notice Address:         Velocitel, Inc.
                                    8300 N. W. 33rd Street, Suite 300
                                    Miami, Florida 33166

     9. Ratification. Tenant and Subtenant hereby ratify and confirm their
        ------------
respective obligations under the Lease, and represent and warrant to Landlord that, as of the date hereof, they have no defenses thereto Additionally, Tenant, and Subtenant further confirm and ratify that, as of the date hereof,
(a) the Lease is and remains in good standing and in full force and effect, and
(b) neither of such parties has any claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord, Tenant or Subtenant.

     10. Binding Effect; Governing Law. Except as modified hereby, the Lease
         -----------------------------
shall remain in full effect and this Agreement shall be binding upon Landlord, Tenant, and Subtenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this Agreement and the terms of the Lease, the terms of this Agreement shall prevail. This Agreement shall be governed by the laws of the state in which the Subleased Premises are located.

     11. Amendment; Entire Agreement. This Agreement shall not be amended or
         ---------------------------
modified except by an instrument in writing signed by all the parties hereto and this Agreement contains all of the agreements, understandings, representations and warranties of the parties with respect to the subject matter hereof.

     12. Counterparts. This Agreement may be executed in multiple counterparts,
         ------------
each of which shall constitute an original, but all of which shall constitute one document.

     13. Direct Lease. If Landlord shall recover or come into possession of the
         ------------
Subleased Premises before the stated expiration date of the Lease, Landlord shall have the right, but not the obligation, to take over the Sublease and to succeed to all rights of Tenant thereunder, Tenant hereby assigning (effective as of the date of Landlord's succession to Tenant's estate in the Subleased Premises) the Sublease if Landlord shall elect to take over. The subletting thereunder is subject to the condition that, from and after the termination of the Lease or re-entry by Landlord thereunder or other succession by Landlord to Tenant's estate in the Subleased Premises, Subtenant hereby waives any right to surrender possession or to terminate the Sublease and, at Landlord's election, shall be bound to Landlord for the balance of the term thereof and shall attorn to and recognize Landlord as its landlord, under all of the then executory terms of the Sublease, except that Landlord shall not be (a) liable for any previous act, omission or negligence of Tenant under the Sublease, (b) subject to any counterclaim, defense or offset theretofore accruing to Subtenant against Tenant, (c) bound by any previous modification or amendment of the Sublease made without Landlord's consent or by any previous prepayment of more than one month's rent and additional rent unless paid as provided in the Sublease, or (d) obligated to perform any repairs or other work in the Subleased Premises or the Building beyond Landlord's obligations under the Lease, and Subtenant shall execute and deliver such instruments as Landlord may reasonably request to evidence and confirm such attornment.

     EXECUTED as of the date first written above.

WITNESSES:                                LANDLORD:


/s/ illegible                             THE PRUDENTIAL INSURANCE
-----------------------------             COMPANY OF AMERICA
Print Name: illegible
            -----------------

-----------------------------
Print Name: illegible                     By: /s/ illegible
            -----------------                 ----------------------------------
                                               Name: illegible
                                                     ---------------------------
                                               Title: illegible
                                                      --------------------------

WITNESSES:                                TENANT:

                                          CELLIT, INC.

-----------------------------
Print Name:
            -----------------

                                          By: /s/ illegible
                                              ----------------------------------
                                               Name: illegible
                                                     ---------------------------
                                               Title: illegible
                                                      --------------------------

-----------------------------
Print Name:
            -----------------

WITNESSES:                                SUBTENANT:

                                          VELOCITEL, INC

----------------------------
Print Name:
           -----------------

                                          By: /s/ illegible
                                              ----------------------------------
                                               Name: illegible
                                                     ---------------------------
                                               Title: illegible
                                                      --------------------------

----------------------------
Print Name:
           -----------------

                                    EXHIBIT A
                                    ---------

                        [DEPICTION OF SUBLEASED PREMISES]
                        ---------------------------------

                                    EXHIBIT B
                                    ---------

                                   [SUBLEASE]
                                   ----------

                                        1